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                      SURGE COMPONENTS, INC. AND SUBSIDIARY

                                   EXHIBIT II

                    COMPUTATION OF EARNINGS PER COMMON SHARE
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
                                                                Three Months Ended                   Year Ended
                                                          February 29,     February 28,              November 30,
                                                             2000             1999            1999                1998
                                                           --------          -------         -------             -------
                                                          (Unaudited)       (Unaudited)
Basic earnings:

Net income (loss)                                       $   904,030      $    (98,619)    $    85,064         $  (274,166)
                                                        -----------      ------------     -----------         -----------

Shares:
    Weighted common shares outstanding                    4,888,535         4,855,169       4,858,024           4,836,835
    Employee's stock options                                     --                --              --                  --
                                                        -----------      ------------     -----------         -----------

Total weighted shares outstanding                         4,888,535         4,855,169       4,858,024           4,836,835
                                                        -----------      ------------     -----------         -----------

Basic earnings (loss) per common share                  $       .18      $       (.02)    $       .02         $      (.06)
                                                        ===========      ============     ===========         ===========

Diluted earnings:

    Net income (loss)                                   $   904,000      $    (98,619)    $    85,064         $  (274,166)
                                                        -----------      ------------     -----------         -----------

Shares:
    Weighted common shares outstanding                    4,888,535         4,855,169       4,858,024           4,836,835
    Employee stock options                                1,841,457                 -       1,018,444                  --
                                                        -----------      ------------     -----------         -----------

Total weighted shares outstanding                         6,729,992         4,855,169       5,876,468           4,836,835
                                                        -----------      ------------     -----------         -----------

Diluted earnings (loss) per common share                $       .13      $       (.02)    $       .01         $      (.06)
                                                        ===========      ============     ===========         ===========
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